UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2006

Structured Products Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-32120	13-3692801
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

388 Greenwich Street, New York, New York 10013
(Address of principal executive offices) (Zip Code)
Registrant's telephone number including area code (212) 816-7496.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

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Section 8 - Other Events

Item 8.01 Other Events.

Structured Products Corp., the registrant hereunder, acts as depositor of the CorTS Trust for Fleet Capital Trust II (the "Trust"). The sole assets of the Trust are $30,500,000 principal amount of 7.92% Capital Securities due December 11, 2026 (the "Term Assets") issued by Fleet Capital Trust. Pursuant to the trust agreement governing the Trust, the Trust has issued 1,207,800 Corporate –Backed Trust Securities Certificates (the “Certificates”). Pursuant to the trust agreement governing the Trust and the Warrant Agent Agreement, the Trust has issued 3,050 Call Warrants (the "Call Warrants"). U.S. Bank National Association, in its capacity as Warrant Agent, has received a notice from the holder of the Call Warrants of its intent to exercise 3,050 Call Warrants to purchase the Term Assets in full on March 3, 2006. The exercise of the Call Warrants is conditional upon receipt by the Trustee of the Warrant Exercise Purchase Price by 11:00 a.m. (New York City time) with respect to such exercise on the Exercise Date. As a result, if the Trustee receives the Warrant Exercise Purchase Price, the Certificates will be redeemed in full on March 3, 2006 (the “Redemption Date”) at a price of $25.252525 plus $.0433333 accrued interest to the Redemption Date per Certificate. Any capitalized terms used herein and not otherwise defined herein have the definition given to them in the documents pursuant to which the Trust is governed.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits:

99.1.  Press Release dated as of February 10, 2006 for the CorTS Trust for Fleet Capital
             Trust II

99.2.  Notice of Conditional Redemption dated as of February 10, 2006 for the CorTS Trust for Fleet Capital Trust II

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Mark C. Graham
Name: Mark C. Graham
Title: Authorized Signatory

February 10, 2006

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Exhibit No.	Page

99.1	Press Release dated as of February 10, 2006 for the CorTS Trust for Fleet Capital Trust II	5

99.2	Notice of Conditional Redemption dated as of February 10, 2006 for the CorTS Trust for Fleet Capital Trust II	6

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